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                                   EXHIBIT 5.1

                       OPINION OF GARVEY, SCHUBERT & BARER

March 9, 1999

Data Dimensions, Inc.
411 108th Avenue N.E.
Suite 2100
Bellevue, Washington 98004

         RE: FORM S-3 REGISTRATION STATEMENT

Gentlemen:

         We have acted as counsel for Data Dimensions, Inc. (the "Company") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 463,779 shares of common stock (the "Shares") of the Company, $.001 par value. The Common Stock is being registered by the Company in connection with the issuance of the same to the former shareholders of ST Labs, Inc. pursuant to the merger of a wholly-owned subsidiary of the Company with and into ST
Labs, Inc.

         We have reviewed those documents, corporate records, and other instruments we have deemed necessary for the purposes of this opinion. As to matters of fact which have not been independently established, we have relied upon representations of the Company's officers. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to original documents of all documents submitted to us as copies.

         Based on the foregoing, and subject to the assumptions and limitations set forth herein, it is our opinion that, under the corporate laws of the State of Delaware, the Shares to be offered and sold by the Selling Shareholders have been duly authorized under the Company's Articles of Incorporation and are validly issued, fully paid, and nonassessable securities of the Company.

         This opinion is dated as of the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under Item 5 in the Registration Statement.

                                        Sincerely,


                                        /s/ Garvey, Schubert & Barer


                                        GARVEY, SCHUBERT & BARER



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